US Bank
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Annual Statement of Compliance
GS Mortgage Securities Trust 2013-GCJ16
VIA EMAIL
To Addresses on Exhibit A:
Re:
GS Mortgage Securities Trust 2013-GCJ16, Commercial Mortgage Pass-Through
Certificates, Series 2013-GCJ16 (the "Trust"), issued pursuant to the Pooling and
Servicing Agreement, dated as of November 1, 2013 (the "Pooling and Servicing
Agreement"), by and among GS Mortgage Securities Corporation II, as
Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto
Capital Advisors, LLC, as Special Servicer, Situs Holdings, LLC, as Operating
Advisor, and U.S. Bank National Association, as Trustee and Certificate
Administrator
I, Nancie J. Arvin, a Senior Vice President of U.S. Bank National Association, as Certificate
Administrator, hereby certify that:
(1) A review of the activities of the Certificate Administrator during the preceding calendar year
(the "Reporting Period") and of the performance of the certifying servicer under the Agreement has been made under my supervision; and
(2) To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.
Capitalized terms used but not defined herein have the meanings set forth in the Agreement.
Date: March 20, 2015
U.S. Bank National Association, as Certificate Administrator
By: __/s/ Nancie J. Arvin________
Nancie J. Arvin
Senior Vice President

US Bank
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Exhibit A
GS Mortgage Securities Corporation II
200 West Street
New York, New York 10282-2198
Attention: Leah Nivison (GSMS 2013-GCJ16)
Citigroup Commercial Mortgage Securities
Inc., 390 Greenwich Street, 5
th
Floor,
New York, New York 10013,
Attention: Paul Vanderslice (CGCMT 2013-GC15)
Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye (COMM 2013-CCRE11, COMM 2013-CCRE12)
RBS Commercial Funding, Inc.
600 Washington Blvd.,
Stamford, Connecticut 06901
Attention: Jim Barnard (WFRBS 2013-C17)
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager - WFRBS 2013-C17
Client Manager - COMM 2013-CCRE12
Deutsche Bank Trust Company Americas
1761 East St. Andrew Place
Santa Ana, CA 92705
Attention: Trust Administration-DB 1311
Jennifer.vandyne@db.com
Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn: Attention: Citibank Agency & Trust - CGCMT 2013-GC15